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                                                                    EXHIBIT 21.1
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                             CALLAWAY GOLF COMPANY
                                 SUBSIDIARIES



     All-American Golf LLC

     Callaway (Barbados) Foreign Sales Corporation

     Callaway Golf (Germany) GmbH

     Callaway Golf Ball Company

     Callaway Golf Canada Ltd.

     Callaway Golf Europe Ltd.

     Callaway Golf K.K.

     Callaway Golf Korea Ltd.

     Callaway Golf Sales Company

     Callaway Golf Shell Company

     CGV, Inc.

     Golf Funding Corporation